                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



                      Date of Report:   November 18, 1996
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                              CATHAY BANCORP, INC.
             (Exact name of registrant as specified in its charter)






      DELAWARE                     0-18630                       95-4274680
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(State of Organization)       (Commission Number)         (IRS Employer I.D. #)



777 North Broadway, Los Angeles, California 90012                     94111
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(Address of principal executive offices)                           (Zip Code)





Registrant's telephone number, including area code  (213) 625-4700
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                                 Not Applicable
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         (Former name or former address, if changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

                 On November 18, 1996, Cathay Bancorp, Inc. ("Bancorp") completed an acquisition of First Public Savings Bank, F.S.B. ("First Public"). The acquisition was structured as a merger of First Public into Cathay Bank ("Cathay Bank"), with Cathay Bank as the surviving corporation (the "Merger"), pursuant to an Agreement and Plan of Merger dated as of May 30, 1996 (the "Merger Agreement"), among Bancorp, Cathay Bank and First Public. Cathay Bank is a wholly owned subsidiary of Bancorp.

                 The total consideration paid to the shareholders of First Public in the Merger was $31.6 million, consisting of approximately 905,870 shares of Bancorp's common stock valued at $16.116 million and $15.484 million in cash. The total consideration was determined by a formula that was based on the average high and low sales prices of Bancorp common stock reported on the Nasdaq National Market for the 20 trading days on which Bancorp common stock was traded immediately before the date that was five business days before the closing date of the Merger (the "Calculation Date Bancorp Stock Price"). If the Calculation Date Bancorp Stock Price was between $14 and $20, then the total consideration payable to First Public shareholders was fixed under the Merger Agreement at $31.6 million. If the Calculation Date Bancorp Stock Price was less than $14 or greater than $20, then the total consideration payable to First Public shareholders was subject to adjustment as provided in the Merger Agreement. Since the Calculation Date Bancorp Stock Price was approximately $17.79, the total consideration paid to the First Public shareholders in the Merger was $31.6 million.

                 Under the Merger Agreement, First Public shareholders were entitled to elect to receive cash or Bancorp common stock in the Merger, subject to certain allocation procedures which caused 51% of the total consideration ($16.116 million) to be paid in Bancorp common stock and 49% of the total consideration ($15.484 million) to be paid in cash. These procedures were intended to assist in the characterization of the Merger as a reorganization under the Internal Revenue Code. The Merger was accounted for under the purchase method of accounting.

                 The number of shares of Bancorp common stock issuable in the Merger was calculated as provided in the Merger Agreement by taking the value of the consideration to be paid in Bancorp common stock ($16.116 million) divided by the Calculation Date Bancorp Stock Price (approximately $17.79 per share). This formula resulted in approximately 905,870 shares of Bancorp's common stock being issued in the Merger, subject to reduction for cash given in lieu of fractional shares. The $15.484 million in cash payable by Bancorp to First Public shareholders in the Merger was funded by Bancorp through working capital.

                 The amount of consideration paid to First Public shareholders in the Merger was determined through arms' length negotiations between members of the respective Boards of Directors of Bancorp and First Public. No one principle or valuation method was used to determine the amount of consideration paid to First Public shareholders in the Merger. In determining the amount of consideration it was willing to pay to First Public shareholders in the Merger, Bancorp's Board of Directors analyzed, among other things, the historical financial performance of First Public, publicly available financial information of certain other thrift institutions and financial terms of certain other mergers and acquisitions involving thrift institutions.

                 The officers, directors and significant First Public shareholders had no special or additional arrangements or agreements arising out of, or resulting from, the Merger Agreement or the Merger, except as follows: (i) Bancorp agreed to indemnify officers and directors of First Public for certain actions; (ii) certain directors of First Public were given the right under the Merger Agreement to elect a certain payment option prior to the termination of the Directors' Retirement Plan of First Public; (iii) eight officers of First Public were paid an aggregate of $400,000 in special cash retention and transition bonuses out of pre-closing earnings of First Public for their past services and their continued assistance in completing the Merger; and (iv) one director of First Public was paid a monthly retainer fee of $3,000 per month plus expenses, beginning with the month of February 1996 and ending in November 1996 (the month in which the Merger closed), in connection with his performance of services relating to completion of the Merger.

                 At the time the Merger was approved and immediately prior to the completion of the Merger, the executive officers, directors and significant shareholders of First Public may have been deemed to have beneficial ownership of 1,570,000 (39.3%) of the outstanding shares of First Public stock. At such time, Bancorp did not beneficially own any shares of First Public stock. At the time the Merger was approved and immediately prior to the completion of the Merger, certain directors and executive officers of Bancorp owned shares of First Public stock, and certain directors and executive officers of First Public owned shares of Bancorp common stock. The number of shares of First Public stock owned by directors and officers of Bancorp and the number of shares of Bancorp common stock owned by directors and officers of First Public amounted to less than 1% of the outstanding stock of First Public and Bancorp, respectively. The executive officers, directors and significant shareholders of First Public and executive officers and directors of Bancorp who owned shares of First Public stock did not receive any additional consideration or remuneration in the Merger, except for the consideration for certain Merger related services described in the preceding paragraph and the per share consideration for the shares of First Public stock they owned (which per share consideration was identical to the per share consideration payable to all other shareholders of First Public).

                 By operation of the Merger, Cathay Bank acquired all of the assets and assumed all of the outstanding liabilities of First Public. In the Merger, Cathay Bank acquired deposit accounts, a loan portfolio (consisting of single-family residential, multi-family, commercial and industrial and other secured and unsecured loans), mortgage-backed securities and certain other securities that qualify as liquid assets under the regulations of the Office of Thrift Supervision. In addition, Cathay Bank acquired in the Merger fee interests to certain real property and improvements relating to First Public's existing corporate offices, planned corporate offices and five branch offices. Cathay Bank currently intends to continue operations on the property where First Public's corporate offices were located and sell or





                                     - 3 -
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hold for investment the property scheduled by First Public to be developed for its new corporate offices. Also, Cathay Bank currently intends to operate First Public's branch offices existing at the time of the Merger as branch offices of Cathay Bank after the Merger. No assurance can be given that Cathay Bank will not change in the future the above-described uses of the real property acquired from First Public in the Merger.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

                 In accordance with the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the "Exchange Act"), the following pro forma financial statements are being filed as part of this Current Report: (i) Pro Forma Condensed Combined Balance Sheet dated September 30, 1996; and (ii) Pro Forma Condensed Combined Statements of Income for the year ended December 31, 1995 and the nine months ended September 30, 1996. In accordance with the Exchange Act, the following financial statements of First Public are hereby incorporated by reference into this Current Report from Amendment No. 1 to Bancorp's Registration Statement on Form S-4 filed with the Securities and Exchange Commission on October 10, 1996 (File No. 333-12177): (i) Consolidated Statements of Financial Condition of First Public and Subsidiary dated as of December 31, 1995 and 1994; (ii) Consolidated Statements of Earnings, Stockholders' Equity and Cash Flows of First Public and Subsidiary for each of the years ended December 31, 1995, 1994 and 1993. In addition, a press release announcing the Merger is being filed as an exhibit to this Current Report.




                 Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                       CATHAY BANCORP, INC.



Date:    December 2, 1996              By:  /s/ DUNSON K. CHENG
                                          --------------------------------
                                          Dunson K. Cheng
                                          President and Chairman






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


                   Pro Forma Condensed Combined Balance Sheet


                                        September 30, 1996
                                            (unaudited)
                                                                             Dr(Cr)
                                              Bancorp       First Public     Pro Forma           Pro Forma
                                              Historical    Historical       Adjustments         Combined
                                              ----------    ------------     -----------         ---------
(Dollar in thousands)
ASSETS
  Cash and due from banks ..............     $    60,724    $     13,610     $      (500)       $    73,834
  Interest-bearing deposits
    in other banks......................              -              200            -                   200
  Investment Securities.................         443,555          65,528         (15,484)           494,306
                                                                                     707
  Mortgage-backed securities............          52,548          44,245             111             96,904
  Loans receivable, net.................         570,790         144,913           1,584            717,287
  Core deposits intangibles.............              -              -              -                   -
  Other assets..........................          72,530           9,424          (1,496)            80,458
  Goodwill..............................                                           9,837              9,837

                                             -----------    ------------     -----------        -----------
    Total assets........................     $ 1,200,147    $    277,920     $    (5,241)       $ 1,472,826
                                             ===========    ============     ============       ===========
LIABILITIES AND SHAREHOLDERS'
EQUITY

LIABILITIES


  Deposits..............................     $ 1,087,753    $    251,388     $       324        $ 1,338,817
  Federal funds purchased and
    repurchase agreements...............              -              -              -                   -
  Accrued interest payable and other
    liabilities.........................          13,096           4,017          (1,482)            18,595
                                             -----------    ------------     -----------        -----------
    Total liabilities...................       1,100,849         255,405          (1,158)         1,357,412
                                             -----------    ------------     -----------        -----------

SHAREHOLDERS' EQUITY

  Common Stock: 8,922,540 pro forma
    shares outstanding..................              80           4,000           3,991                 89

  Capital in excess of par value........          43,370             -           (16,107)            59,477

  Net unrealized gain (loss)............          (1,346)           (616)           (616)            (1,346)
  Retained earnings.....................          57,194          19,131          19,131             57,194
                                             -----------    ------------     -----------        -----------
    Total Shareholders'
      Equity                                      99,298          22,515           6,399            115,414
                                             -----------    ------------     -----------        -----------
    Total Liabilities and
      Shareholders' Equity..............     $ 1,200,147    $    277,920     $     5,241        $ 1,472,826
                                             ===========    ============     ===========        ===========
  Book value per common share...........     $     12.49    $       5.63     $      -           $     13.03

               Pro Forma Condensed Combined Statements of Income
                                  (Unaudited)

                                                   For the
                                              Nine Months Ended                                   For the Year
                                              September 30, 1996                              Ended December 31, 1995
                                              ------------------                              -----------------------
                                               First      Adjust-        Pro Forma              First      Adjust-       Pro Forma
(in thousands)                      Bancorp    Public     ments    Ref   Combined    Bancorp    Public     ments    Ref  Combined
                                    --------   --------   -------- ---   ---------   --------   --------   -------- ---  ---------
                                                           Dr(Cr)                                           Dr(Cr)
Total interest income ..........    $ 61,989   $ 14,772   $    655 (a)   $ 76,106    $ 76,223   $ 18,627   $    785 (a)   $ 94,065
Total interest expense..........      28,243      6,641       (652)(b)     34,232      31,281      8,428       (869)(b)     38,840
                                    --------   --------   --------       --------    --------   --------   --------       --------
Net interest income.............      33,746      8,131          3         41,874      44,942     10,199        (84)        55,225
Provision for loan losses.......       2,700        142          -          2,842       7,301        301          -          7,602
                                    --------   --------   --------       --------    --------   --------   --------       --------
Net interest income after
  provision for loan losses.....      31,046      7,989          3         39,032      37,641      9,898        (84)        47,623
Non-interest income.............       4,202        173          -          4,375       6,221        657          -          6,878
Non-interest expenses                                                                                                            -
  Salaries and employee benefits       9,302      2,440     (1,633)(c)     10,109      12,912      2,926     (2,203)(c)     13,635
  Other expenses ...............      10,240      3,918       (377)(c)     13,781      14,705      2,743       (486)(c)     16,962
                                    --------   --------   --------       --------    --------   --------   --------       --------
Income before taxes.............      15,706      1,804     (2,007)        19,517      16,245      4,886     (2,773)        23,904
Income taxes....................       5,992        748        999 (d)      7,739       5,624      2,026      1,375 (d)      9,025
                                    --------   --------   --------       --------    --------   --------   --------      ---------
Net income......................    $  9,714   $  1,056   $ (1,008)      $ 11,778    $ 10,621   $  2,860   $ (1,398)     $  14,879
                                    ========   ========   ========       ========    ========   ========   ========      =========

PER SHARE DATA

Net Income per Common Share (e)     $   1.23   $   0.26   $      -       $   1.34    $   1.36   $   0.72   $      -      $    1.72

NOTES TO THE PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Balance Sheet

    The Total Consideration Value is $31,600,000, with Total Cash Consideration not to exceed 49% and the balance, 51% in Bancorp stock. The cash payment of $15,484,000 to be paid with proceeds from securities due to mature in the second half of 1996. Cathay Bancorp Inc. will issue new stock to settle the remaining balance of the purchase price, $16,116,000. The number of shares to be tendered is 905,870, based on the Calculation Date Cathay Bancorp Stock Price of $17.790625 computed using the quotient of (i) the sum of each of the high and low sales prices of Bancorp Stock as reported in The Wall Street Journal as Nasdaq National Market System transactions on each of the 20 days on which Bancorp Stock was traded immediately before November 8, 1996 which is five business days before the closing date, November 18, 1996 divided by (ii)
40. The additional capital of $16,107,000 reflects the issuance of 905,870 shares of Bancorp stock which is computed based on a par value of $0.01 per share.

    The purchase price of $31,600,000 is allocated to the assets acquired and the liabilities assumed based on their estimated fair values at September 30, 1996 in accordance with Accounting Principles Board Opinion No. 16, "Business Combination," as amended ("APB No. 16"). The table below reflects the allocation of the purchase price and the resultant goodwill. Total Goodwill of approximately $9,837,000 is expected to be amortized over 15 years.


                                       (Dollars in thousands)

                                           Purchase Price
   Asset/Liabilities                       Allocation
   Cash                                    $   (500)
   Investment securities                        707
   Mortgage-backed securities                   111
   Loans receivable, net                      1,584
   Other real estate owned                   (1,681)
   Deferred tax assets                          185
   Time deposits                                324
   Other liabilities                         (1,482)
   Remaining unallocated purchase
     price (Goodwill)                         9,837

    Included in the Goodwill above is $500,000 in direct costs to be paid at closing and an additional $1,482,000 of restructuring costs including the termination of contracts and leases; severence package; directors retirement plan and one-time charges related to First Public.

Statements of Income

(a) Decrease in securities interest income is due to proceeds from the maturity of $15,000,000 in US Treasury note being used to pay for the purchase. The loss in interest income is estimated to be $655,000 and $785,000 for the nine-month and 12-month period beginning January 1, 1996 and January 1, 1995, respectively.

(b) The decrease in interest expense paid on the deposits from First Public Savings Bank is based on an estimated 20% runoff over the course of the first 12-month period after the merger. The decrease in interest expense for the nine-month and 12-month period beginning January 1, 1996 and January 1, 1995, is $652,000 and $869,000 respectively, was computed using First Public's cost of funds as of December 31, 1995 - 3.644%, assuming that runoff will occur evenly monthly over the period.

(c) Non-interest expense includes the projected direct cost savings from the Merger, and the amortization of goodwill for the nine-month period and the 12-month period beginning January 1, 1996 and January 1, 1995, respectively, based on an estimated 15-year amortization period. The expected savings in merging First Public Savings Bank's operation include reductions in salaries and employee benefits; occupancy; office and equipment and other areas of reduntant expenses. The estimated expenses for the nine-month and 12-month period beginning January 1, 1996 and January 1, 1995 are as follow:

                                  Debit(Credit)     Debit(Credit)
                                  Nine-Month        12-month
                                  Period            Period
  Salary and employee benefits   $(1,633,000)      $(2,203,000)
  Other expenses
    Occupancy                       (349,000)         (466,000)
    Office and equipment             (26,000)           (5,000)
    Other areas of operation        (494,000)         (650,000)
    Goodwill amortization            492,000           665,000

(d) Additional income tax expense is computed using a 40% tax rate. The tax attributes of First Public Savings Bank will carry over to the Bank including all assets and liabilities and are recorded at amounts previously reflected, adjusted for purchase price allocations. Goodwill is not tax deductible.

(e) The pro forma combined net income per common share data are based on combined historical income of First Public and Bancorp assuming the Merger is accounted for as a purchase.

                                  EXHIBIT LIST



99.1. Press Release announcing the merger of First Public Savings Bank, F.S.B. into Cathay Bank.